UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 22, 2016

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

- On March 22, 2016, Commercial Vehicle Group, Inc.( the “Company”) entered into an employment agreement with Mr. Patrick E. Miller, the Company’s President and Chief Executive Officer. Pursuant to the employment agreement, the initial term of Mr. Miller’s employment agreement is three years from the date of the employment agreement (the “Effective Date”). On each anniversary of the Effective Date following the expiration of the initial term, the employment agreement will be automatically extended for successive one-year periods, provided that either party may elect to not extend the employment agreement by providing written notice to the other party at least 90 days prior to any the anniversary date. Pursuant to the employment agreement, Mr. Miller receives a base salary of $600,000, which will be subject to annual review and upward adjustment, and an annual bonus under the Company’s annual bonus plan as may be in effect from time to time based on a target bonus opportunity of at least 91.6% of Mr. Miller’s base salary. Pursuant to the employment agreement, Mr. Miller will be considered to receive equity and other long-term incentive awards under any applicable plan adopted by the Company for which employees are generally eligible, and Mr. Miller will be eligible, pursuant to the terms of the Company’s 2014 equity incentive plan (the “Equity Incentive Plan”), to receive additional discretionary annual incentive awards equal to $700,000 at target, with 50% of the award being issued in time-based shares of restricted stock which vest ratably over a period of three years and 50% of the award being a cash-based, performance driven award based on relative total shareholder return versus a peer group. During the term of his employment, Mr. Miller is entitled to participate in any employee benefit plan that the Company has adopted or may adopt for the benefit of its employees generally, subject to satisfying applicable eligibility requirements, including the Commercial Vehicle Group, Inc. Deferred Compensation Plan.
If Mr. Miller’s employment is terminated on account of his death or disability, Mr. Miller will receive: (i) the earned but unpaid portion of Mr. Miller’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Miller is entitled to be reimbursed; (iii) vested benefits, if any, to which Mr. Miller may be entitled under the Company’s employee benefit plans as of the employment termination date; (iv) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (v) a prorated amount of the annual bonus for the calendar year in which the termination occurs. If Mr. Miller’s employment is terminated by the Company for Cause (as defined in the employment agreement) or by Mr. Miller for any reason other than for Good Reason (as defined in the employment agreement), Mr. Miller will receive: (i) the earned but unpaid portion of Mr. Miller’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Miller is entitled to be reimbursed pursuant to the employment agreement; and (iii) vested benefits, if any, to which Mr. Miller may be entitled under the Company’s employee benefit plans as of the termination. If Mr. Miller’s employment is terminated by the Company without Cause (and other than due to the Mr. Miller’s death or disability) or by Mr. Miller for Good Reason (and either such termination is not within 13 months following a Change in Control (as defined in the employment agreement)), Mr. Miller will receive: (i) the earned but unpaid portion of Mr. Miller’s base salary through the employment termination date; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Miller is entitled to be reimbursed; (iii) vested benefits, if any, to which Mr. Miller may be entitled under the Company’s employee benefit plans as of the employment termination date; (iv) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; (v) a prorated amount of the annual bonus for the calendar year in which the termination occurs; (vi) immediate vesting of all outstanding stock options and restricted stock awards issued to Mr. Miller, which thereafter shall be exercisable until the earlier of (A) 12 months after the employment termination date or (B) the original expiration date of such stock options (but in no event later than the date at which such options may remain outstanding without subjecting the options to the excise tax under Internal Revenue Code (“Code”) Section 409A; (vii) salary continuation severance pay at the base salary rate for an additional twenty-four (24) months; provided, however, any such severance payments will immediately end if (1) Mr. Miller is in violation of any of his obligations under the employment agreement; or (2) the Company, after Mr. Miller’s termination, learns of any facts about his job performance or conduct that would have given the Company Cause to terminate his employment. If Mr. Miller’s employment is terminated other than for Cause, or if Mr. Miller terminates his employment for Good Reason, and such termination is within 13 months following a Change in Control, Mr. Miller will receive: (i) the unpaid portion of his base salary plus credit for any vacation accrued but not taken; (ii) reimbursement of all reasonable out-of-pocket business expenses for which Mr. Miller is entitled to be reimbursed; (iii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; (iv) a prorated amount of the annual bonus for the calendar year in which the termination occurs; (v) the amount of any earned but unpaid portion of any bonus, incentive compensation, or any other fringe benefit to which Mr. Miller is entitled under the employment agreement through the date of the termination as a result of a Change in Control (the “Unpaid Earned Compensation”), plus two (2) times Mr. Miller’s Current Annual Compensation (the “Salary Termination Benefit”); (vi) immediate vesting of all outstanding stock options and restricted stock awards issued to Mr. Miller, which thereafter shall be exercisable until the earlier of (x) 12 months after the employment termination date or (y) the original expiration date of such stock options (but in no event later than the date at which such options may remain outstanding without subjecting the options to the excise tax under Code Section 409A); and (vii) continued participation in the Company’s group health plan until the earlier of (A) 18 months after termination of employment following a Change in Control, or (B) Mr. Miller’s commencement of full-time employment with a new employer with comparable benefits (“Fringe Termination Benefit”); (collectively the Salary Termination Benefit and the Fringe Termination Benefit are referred to as the “Termination Benefits”). For purposes of the employment agreement, “Current Annual

Compensation” means the total of Mr. Miller’s base salary in effect at the employment termination date, plus the average annual performance bonus actually received by Mr. Miller over the last three fiscal years (or if Mr. Miller has been employed for a shorter period of time over such period during which Mr. Miller performed services for the Company) plus any medical, financial and insurance coverage provided presently under Mr. Miller’s current annual compensation plan, and shall not include the value of any stock options granted or exercised, restricted stock awards granted or vested, contributions to 401(k) or other qualified plans. The Company may immediately discontinue the payment of the Termination Benefits if (i) Mr. Miller is in violation of any of his obligations under the employment agreement; and/or (ii) the Company, after Mr. Miller’s termination, learns of any facts about Mr. Miller’s job performance or conduct that would have given the Company Cause to terminate his employment. Any and all amounts payable and benefits or additional rights provided pursuant to the employment agreement beyond the earned but unpaid base salary will only be payable if Mr. Miller delivers to the Company and does not revoke a general release of claims in favor of the Company in the form provided as Exhibit A to the employment agreement.
In the employment agreement, Mr. Miller agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement covenants, and certain covenants with respect to the Company’s inventions and the return of the Company’s property.
A copy of the employment agreement between Mr. Miller and the Company is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

- On March 22, 2016, the Compensation Committee of the Board of Directors of the Company approved the Commercial Vehicle Group, Inc. 2016 Annual Incentive Plan (the “2016 Bonus Plan”). Each executive officer is eligible to participate in the 2016 Bonus Plan. The 2016 Bonus Plan is based solely on Company-wide financial performance goals represented as “Company Factor”.
The “Company Factor”, for Patrick E. Miller, our President and Chief Executive Officer; C. Timothy Trenary, our Chief Financial Officer; and Mr. Joseph Saoud, our President of Global Construction, Agriculture & Military Markets is based on the Company’s (consolidated level) achievement of net sales (weighted 20%), operating profit margin (weighted 60%) and return on average invested capital (“ROAIC”) (weighted 20%).
The Company’s net sales is defined as revenues as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2016. The Company’s operating profit margin is defined as operating profit divided by net sales as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2016. ROAIC is defined as net income as shown in the Company’s audited financial statements divided by the average of the beginning and ending values of net debt (total debt less cash and cash equivalents) plus stockholders’ equity as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2016.
The 2016 Bonus Plan reflects the following formula for calculating the annual cash incentive payment: base salary will be multiplied by the individuals’ “Target Factor” which is a percentage of base salary, multiplied by the “Company Factor” achievement. Award funding will be calculated independently for each component, with no payouts for below-threshold performance. The minimum payout of 25% of an individual’s target bonus opportunity will be paid at the threshold level of performance. 100% of an individual’s target bonus opportunity will be paid at the target level of performance. 200% of an individual’s target bonus opportunity will be paid at the maximum level of performance. Payouts for results between the threshold and target levels of performance and between the target and superior/maximum levels of performance will be determined using a straight line interpolation.
The Target Factor was set as follows: for Mr. Miller, 91.6% of his base salary; for each of Mr. Trenary; and Mr. Saoud, 75% of their base salary.
The Compensation Committee has the discretion to review, modify and approve the calculation of the annual performance goals and determine the amount of any bonuses payable under the 2016 Bonus Plan for the sole purpose of ensuring that the incentive payments are calculated with the same intentions in which the targets were set for the year, including making adjustments to eliminate the effects of restructuring and other (income) expenses not foreseen at the time the 2016 Bonus Plan was established.
In addition, the Compensation Committee has the discretion to increase or decrease the payouts based on significant differences in individual performance of each of the executive officers.

- On March 22, 2016, the Compensation Committee of the Board of Directors approved retention bonus awards to the Mr. Trenary and Mr. Saoud as follows. In approving such awards, the Compensation Committee recognized that it would be in the best interest of the Company and its stockholders to ensure continuity of leadership following the 2015 executive organization.

Name	2 Year Cliff Vesting Cash Component	3 Year Ratable Vesting Restricted Stock Valuation(1)	Total Retention Benefit
Mr. Trenary	$75,000	$25,000	$100,000
Mr. Saoud	$75,000	$75,000	$150,000

(1)	The restricted stock valuation is based on the closing trading price of the Company’s Common Stock on March 22, 2016, the date of the Compensation Committee approval of the award.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement between the Company and Mr. Miller dated March 22, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

March 24, 2016	By:	/s/ C. Timothy Trenary
	Name:	C. Timothy Trenary
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement between the Company and Mr. Miller dated March 22, 2016